UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GRAYSCALE FUNDS TRUST
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

290 Harbor Drive, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of beneficial interest, no par value

Grayscale Bitcoin Covered Call ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-271770

Securities to be registered pursuant to Section 12 (g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Descriptions of Registrant’s Securities to be Registered.

Descriptions of the shares of beneficial interest, no par value, of the series of Grayscale Funds Trust (the “Trust”) listed below to be registered hereunder are set forth in Post-Effective Amendment No. 30 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-271770; 811-23876), as filed with the Securities and Exchange Commission on March 31, 2025, which descriptions are incorporated herein by reference.

The series of the Trust that is registering securities, and its I.R.S. Employer Identification Number, is as follows:

Grayscale Bitcoin Covered Call ETF	33-2675455

Item 2.	Exhibits

1. The Trust’s Certificate of Trust is incorporated herein by reference to Exhibit (a)(i) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-271770; 811-23876), as filed with the Securities and Exchange Commission on May 9, 2023.

2. The Trust’s Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) to the Trust’s Pre-Effective Amendment No. 8 to the Registration Statement on Form N-1A (Commission File Nos. 333-271770; 811-23876), as filed with the Securities and Exchange Commission on October 11, 2024.

3. The Trust’s By-Laws are incorporated herein by reference to Exhibit (b)(i) to the Trust’s Initial Registration Statement on Form N-1A (Commission File Nos. 333-271770; 811-23876), as filed with the Securities and Exchange Commission on May 9, 2023.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 31st day of March, 2025.

GRAYSCALE FUNDS TRUST

By:	/s/ David LaValle
Name:	David LaValle
Title:	Trustee, President and Principal Executive Officer